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                                                                     EXHIBIT 11

                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                 Statements Re Computation of Per Share Earnings
                             Year Ended December 31,
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

                                                                                         1996             1995             1994
                                                                                         ----             ----             ----
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Computation for Statements of Consolidated
------------------------------------------
Income ($ in millions)
----------------------

Income (Loss) before extraordinary item and
 cumulative effect of accounting change....................................             221.6           (432.3)           246.2
Extraordinary item ........................................................                 -             71.6                -
Change in accounting for postemployment benefits                                            -                -             (5.6)

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Net income (loss)..........................................................             221.6           (360.7)           240.6

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Earnings (Loss) per share of common stock (based
 on average shares outstanding) ($)
Before extraordinary item and accounting change                                          4.12            (8.57)            4.87
Extraordinary item ........................................................                 -             1.42                -
Change in accounting for postemployment benefits                                            -                -            (0.11)

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Earnings (Loss) on common stock ...........................................              4.12            (7.15)            4.76
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Additional computation of average common
 shares outstanding (thousands) NOTE
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Average shares of common stock outstanding                                             53,782           50,468           50,560
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards....................................                 5                -                3
  Applicable to contingent stock options...................................                97                -                -

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Average common shares as adjusted .........................................            53,884           50,468           50,563
================================================================================================================================
Average shares of common stock outstanding                                             53,782           50,468           50,560
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards....................................                 5                -                3
  Applicable to contingent stock options...................................               159                -                -

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Average common shares assuming full dilution                                            53,946          50,468           50,563
================================================================================================================================
Earnings (Loss) per share of common stock as adjusted:
Before extraordinary item and accounting change                                          4.11            (8.57)            4.87
Extraordinary item ........................................................                 -             1.42                -
Change in accounting for postemployment benefits                                            -                -            (0.11)

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Earnings (Loss) on common stock as adjusted ($)                                          4.11            (7.15)            4.76
================================================================================================================================

Earnings (Loss) per common shares assuming full dilution:
Before extraordinary item and accounting change                                          4.11            (8.57)            4.87
Extraordinary item ........................................................                 -             1.42                -
Change in accounting for postemployment benefits                                            -                -            (0.11)

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Earnings (Loss) on common stock assuming full
 dilution ($)..............................................................              4.11            (7.15)            4.76
================================================================================================================================
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NOTE       These caculations are submitted in accordance with the Securities
           Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.